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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the current report on Form 8-K/A for Synagro Technologies Inc. of our reports dated July 19, 2000 on our audits of the financial statements of Environmental Protection & Improvement Company, Inc. as of April 30, 2000 and 1999 and for the years then ended.


Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 29, 2000